                                                                     EXHIBIT 5.1

                                 August __, 2002


PlanVista Corporation
4010 Boy Scout Blvd., Suite 200
Tampa, Florida 33607

Gentlemen:

     We have acted as counsel for PlanVista Corporation (the "Company") in connection with the Registration Statement on Form S-1 (File No. 333-66540) (as amended, the "Registration Statement"), which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to _________ shares of the Company's Common Stock, $.01 par value (the "Common Stock"), consisting of (i) ___________ shares of Common Stock to be sold by the Company and (ii) ________ shares to be sold by certain stockholders (the "Selling Stockholders"). In this connection, we have examined the Certificate of Incorporation of the Company and all amendments thereto, its Bylaws, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that:

1. The shares of Common Stock to be sold by the Company, when sold upon the terms described in the Registration Statement, will be duly and validly issued, and upon receipt by the Company of the selling price thereof as specified in the Registration Statement will be fully paid and non-assessable; and

2. The shares of Common Stock to be sold by the Selling Stockholders have been duly and validly issued and are fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus that forms a part of the Registration Statement under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares of Common Stock only while said Registration Statement is effective as so amended.

                                       Very truly yours,


                                       Fowler White Boggs Banker P.A